UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2016

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34 Crosby Drive, Suite 105

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Lease Agreement

On June 17, 2016, Ocular Therapeutix, Inc. (the “Company”) entered into a lease agreement (the “Lease Agreement”) with WS NV 15 Crosby Drive, LLC, as landlord for approximately 70,712 square feet of general office, research and development and manufacturing space at 15 Crosby Drive, Bedford, Massachusetts (the “Premises”).

The lease term will commence on February 1, 2017 (the “commencement date”) and expire on July 31, 2027 (the “termination date”).

No base rent will be due under the lease until August 1, 2017. The initial annual base rent for the Premises is approximately $1.2 million and will increase annually beginning on February 1 of each year. The Company is obligated to pay all real estate taxes and costs related to the premises, including costs of operations, maintenance, repair, and replacement and management of the Premises. The Company will post a customary letter of credit in the amount of approximately $1.5 million as a security deposit pursuant to the Lease Agreement, subject to reductions during the term of the Lease Agreement (the “Security Deposit Letter of Credit”). The Company intends to relocate its corporate headquarters to the Premises beginning in 2017 and the Company intends to relocate all of its operations to the Premises by 2018.

The Lease Agreement allows for a construction allowance (the “Allowance”) not to exceed approximately $2.8 million to be applied to the total construction costs of the leased premises. The Allowance may be disbursed not more than once a month to the Company or its contractor toward the payment of the total construction costs. The Allowance must be used on or before December 31, 2017, or it will be deemed forfeited with no further obligation by the landlord.

The foregoing description of certain terms of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the Lease Agreement that the Company intends to file as an exhibit to its quarterly report on Form 10-Q for the period ending June 30, 2016.

First Amendment to Amended and Restated Credit and Security Agreement

On June 20, 2016, the Company entered into a First Amendment (the “First Amendment”) to an Amended and Restated Credit and Security Agreement with MidCap Funding III Trust, Silicon Valley Bank, and Flexpoint MCLS SPV LLC.

Pursuant to the First Amendment, the definition of “Permitted Liens” is revised to include the Security Deposit Letter of Credit as a Permitted Lien.

The foregoing description of certain terms of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment that the Company intends to file as an exhibit to its quarterly report on Form 10-Q for the period ending June 30, 2016.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Lease Agreement and the First Amendment is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: June 23, 2016	By:	/s/ W. Bradford Smith
W. Bradford Smith Chief Financial Officer